UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2020

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque,	Iowa	52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 1.01 Entry into a Material Definitive Agreements

Amended and Restated Merger Agreement

On October 19, 2020, Heartland Financial USA, Inc. (“Heartland”) entered into an Amended and Restated Agreement and Plan of Merger (the “amended and restated merger agreement”) with First Bank & Trust (“FB&T”), a Texas-state chartered bank and wholly owned subsidiary of Heartland, AIM Bancshares, Inc. (“AIM”), AimBank, a Texas state-chartered bank and wholly owned subsidiary of AIM (“AimBank”), and Michael F. Epps (as the shareholder representative) providing for Heartland’s acquisition of AIM and AimBank in a two-step transaction. In the first step, AIM will merge with and into AimBank (the “AIM/AimBank merger”) in accordance with an Agreement and Plan of Merger dated as of September 22, 2020 (the “AIM/AimBank merger agreement”). In the second step, which will occur immediately following the consummation of the AIM/AimBank merger, AimBank will merge with and into FB&T (the “FB&T/AimBank merger”) in accordance with an amended and restated merger agreement.

The amended and restated merger agreement amends and restates the Agreement and Plan of Merger dated February 11, 2020 between Heartland and AIM (the “original merger agreement”), pursuant to which AIM would have merged with and into Heartland. The original merger agreement was amended and restated to address certain regulatory concerns raised by the Federal Reserve Board during its review of the transaction contemplated by the original merger agreement. In response to discussions with the Federal Reserve Board, AIM and Heartland agreed that they could better serve the goals of the transaction and more easily address regulatory concerns if they adopted the two sequential mergers provided for in the AIM/AimBank merger agreement and the amended and restated merger agreement. AIM and Heartland also agreed to adjust the cash component of the merger consideration based on increases in AIM’s adjusted tangible common equity (as defined in the amended and restated merger agreement) as a result of gains in AIM’s “available-for-sale” securities portfolio, an increase in AIM’s retained earnings and gains in AIM’s “held-to-maturity” securities portfolio since the date of the original merger agreement. A holdback provision was added to the amended and restated merger agreement as a result of new litigation against AimBank relating to the bankruptcy of the Reagor-Dykes automotive dealership, a former customer of AimBank (the “Reagor-Dykes litigation”). Certain other provisions of the original merger agreement were revised to reflect other changes in economic terms and the significantly delayed closing date of the transaction.

In the AIM/AimBank merger, AIM will merge with and into AimBank, and holders of shares of AIM common stock will receive one share of AimBank common stock for each share of AIM common stock owned by such holders immediately prior to the effective time of the AIM/AimBank merger. As of October 19, 2020, AIM shareholders owned 24,553.98 shares of AIM common stock, which will be converted into an equal number of shares of AimBank common stock in the AIM/AimBank merger. The consummation of the FB&T/AimBank merger will occur immediately following the consummation of the AIM/AimBank merger (the date and time of consummation, the “closing date” and the “effective time”, respectively), and holder of shares of AimBank common stock after the AIM/AimBank merger will receive in exchange for each share of AimBank common stock 207.0 shares of Heartland common stock (the “stock exchange ratio”) and $685.00 of cash (the “cash exchange ratio”, and together with the stock exchange ratio, the “merger consideration”) (with each ratio subject to adjustment as described below), plus cash in lieu of any fractional shares. Approximately 5,083,000 shares of Heartland common stock are expected to be issued.

In the AIM/AimBank merger, options to acquire shares of AIM common stock outstanding and unexercised on the closing date of the AIM/AimBank merger (the “AIM stock options”) will be converted into options to purchase AimBank common stock (the “AimBank stock options”) on exactly the same terms and conditions as the AIM stock options (including the option exercise price), except that AimBank common stock rather than AIM common stock, will be issued upon the exercise of the AimBank stock options. In the FB&T/AimBank merger, holders of AimBank stock options will be entitled to receive a cash payment equal to the product of (a) the number of shares of AimBank common stock subject to such AimBank stock option, and (b) the excess of (i) an amount determined by (A) multiplying 207.0 (subject to adjustment) by the volume-weighted average trading prices for shares of Heartland common stock for each of the 15 consecutive trading days ending on and including the trading day immediately preceding the fifth business day preceding the closing date, rounded to three decimal places, as quoted on the NASDAQ Global Select Market on such trading day plus (B) $685.00 (subject to adjustment), over (ii) the exercise price per share of such AimBank stock option (the amount determined by the foregoing formula, the “option consideration”), less any applicable taxes required to be withheld. If the option consideration for an AimBank stock option is a negative number, the holder of the AimBank stock option will not be entitled to any such cash payment. However, the option consideration will not be reduced by the aggregate holdback amount (as defined below), if any, that may be applied to the cash component of the merger consideration. As of September 30, 2020, 1,660 shares of AIM common stock are reserved for issuance to holders of AIM stock options.

The stock exchange ratio is fixed and, except as described below, it will not be adjusted to reflect changes in the price of Heartland common stock occurring prior to the completion of the FB&T/AimBank merger. If the price of Heartland common stock drops below a certain level and the performance of Heartland common stock is also below a certain level of performance of the KBW NASDAQ Regional Banking Index, AIM may exercise a “walk-away” right to terminate the amended and restated merger agreement unless Heartland increases, at its option, either the stock exchange ratio or the cash exchange ratio by exercising a “top-up” option.

Alternatively, if the price of Heartland common stock increases above a certain level and the performance of Heartland common stock is also above a certain level of performance of the KBW NASDAQ Regional Banking Index, Heartland may exercise a “walk-away” right to terminate the amended and restated merger agreement unless AIM accepts, at its option, either a decrease in the stock exchange ratio or the cash exchange ratio to avoid Heartland's termination of the amended and restated merger agreement.

The cash exchange ratio is fixed, but may be adjusted in two instances. First, in the event AIM's adjusted tangible common equity as of the last business day of the month immediately preceding the month in which the closing date of the merger occurs (the “determination date”) is less than $145.0 million, then the cash component of the merger consideration will be reduced by an amount equal to the amount by which the adjusted tangible common equity is below $145.0 million. Second, if AIM's adjusted tangible common equity as of the determination date is greater than $146.0 million, the cash component of the merger consideration will be increased by an amount by which the adjusted tangible common equity is above $146.0 million.

The aggregate amount of cash consideration that AIM shareholders receive in the merger may be reduced by an amount equal to the aggregate holdback amount, which amount is equal to the sum of (a) $5.0 million, plus (b) the net income earned by AIM from December 1, 2020 to the closing date, if any, plus (c) the amount by which the damages sought in the Reagor-Dykes litigation as of three business days prior to the closing date exceed the amount of damages sought in the Reagor-Dykes litigation as of the date of the amended and restated merger agreement. If, as of the closing date, the Reagor-Dykes litigation has not been brought to a final resolution, Heartland will reduce the cash exchange ratio by an amount equal to the aggregate holdback amount divided by the total number of AimBank common shares outstanding (the “per share holdback amount”) from the cash consideration that each AimBank shareholder would be entitled to receive for each AimBank common share held immediately prior to the effective time of the FB&T/AimBank merger. If the Reagor-Dykes litigation has been brought to final resolution prior to the closing date, the aggregate holdback amount shall be zero and the cash exchange ratio will not be reduced by the per share holdback amount.

Based on the closing price of a share of Heartland common stock as of October 16, 2020 of $33.30, the aggregate merger consideration was valued at approximately $218.1 million with (a) AIM shareholders receiving aggregate consideration of approximately $212.0 million, or $8,635.56 for each share of AimBank common stock and (b) holders of AIM stock options receiving aggregate option consideration of approximately $6.1 million. These valuations are based on the assumption that the cash exchange ratio is adjusted based on AIM's adjusted tangible common equity of approximately $172.0 million as of September 30, 2020, and before adjusting for an aggregate holdback amount of $5.0 million.

The AIM/AimBank merger and the FB&T/AimBank merger, whether treated collectively or, if applicable, independently, are intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. If the FB&T/AimBank merger is not completed under certain circumstances set forth in the amended and restated merger agreement, AIM has agreed to pay Heartland a termination fee of $11,000,000.

The AIM/AimBank merger and the FB&T/AimBank merger are subject to the satisfaction of customary closing conditions, including adoption of the AIM/AimBank merger agreement by the AIM shareholders, receipt of bank regulatory approvals and the Securities and Exchange Commission (the “SEC”) having declared effective under the Securities Act of 1933, as amended (the “1933 Act”), Heartland’s registration statement covering the issuance of the shares of Heartland common stock in the FB&T/AimBank merger. Heartland anticipates that the FB&T/AimBank merger will be completed in the fourth quarter of 2020. Each of Heartland and AIM will have the right to terminate the amended and restated merger agreement if the FB&T/AimBank merger is not completed by February 28, 2021.

The foregoing description of the amended and restated merger agreement and related transactions have been included to provide investors with information regarding the terms of the amended and restated merger agreement. Such description of the amended and restated merger agreement is qualified in its entirety by reference to the amended and restated merger agreement, which has been filed as part of the Registration Statement (as defined below).

Additional Information and Where to Find It

Heartland has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register under the 1933 Act the shares of Heartland common stock that will be issued to AIM shareholders. The Registration Statement includes a proxy statement/prospectus (the “Proxy Statement/Prospectus”) that will be used to solicit proxies for a special meeting of the AIM shareholders at which the AIM/AimBank merger will be considered. The Proxy Statement/Prospectus will contain important information about AIM, Heartland and the AIM/AimBank merger and the FB&T/AimBank merger. All AIM shareholders are urged to read the Proxy Statement/Prospectus carefully. The Registration Statement, the Proxy Statement/Prospectus and related documentation are available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com) or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland, at (563) 589-1994.

AIM and certain of the directors and executive officers of AIM may be deemed to be participants in the solicitation of proxies from the shareholders of AIM in connection with the AIM/AimBank merger. Information about the directors and executive officers of AIM and their securities holdings are included in the Proxy Statement/Prospectus. Information about the directors and executive officers of Heartland and their beneficial ownership of Heartland common stock is set forth in the proxy statement for Heartland’s 2020 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 6, 2020. Additional information regarding the interests in the AIM/AimBank merger and the FB&T/AimBank merger of the AIM directors and executive officers and other persons who may be deemed participants in the transactions contemplated by the AIM/AimBank merger agreement and the amended and restated merger agreement, respectively, and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1 Amended and Restated Agreement and Plan of Merger dated as of October 19, 2020 among Heartland Financial USA, Inc., First Bank & Trust, AIM Bancshares, Inc., AimBank and Michael F. Epps, as the Shareholder Representative (incorporated by reference to Appendix B to the Proxy Statement/Prospectus contained in Amendment No. 1 to Heartland’s Registration Statement on Form S-4 (Registration No. 333‑238459) filed with the SEC on October 19, 2020.

104 The cover page of this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2020	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer